CONSENT OF INDEPENDENT AUDITORS

Seligman Municipal Fund Series, Inc.:

We consent to the use in Post-Effective Amendment No. 31 to Registration Statement No. 2-86008 of our report dated October 31, 1997, appearing in the Annual Report to Shareholders for the year ended September 30, 1997, incorporated by reference in the Statement of Additional Information, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is also part of such Registration Statement.



/s/ DELOITTE & TOUCHE LLP
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    DELOITTE & TOUCHE LLP


New York, New York
January 23, 1998